Exhibit 10.14

SUBLEASE AGREEMENT BY AND BETWEEN

CORPORATE TECHNOLOGIES, INC., SUBLANDLORD AND

ELEDON PHARMACEUTICALS, INC., SUBTENANT

A PORTION OF

78 Blanchard Road, Burlington, MA 01803

SUBLEASE

THIS SUBLEASE (this “Sublease”) is made as of this 4th day of November 2021, by and between CORPORATE TECHNOLOGIES, INC. (“Sublandlord”), a Massachusetts corporation with an address of 78 Blanchard Road, Suite 304,   Burlington,   MA   and   ELEDON PHARMACEUTICALS, INC. (“Subtenant”), a Delaware corporation with an address at 19900 MacArthur Blvd, Suite 550, Irvine, CA.

In consideration of the terms, covenants and conditions herein contained, Sublandlord and Subtenant covenant and agree as follows:

PREAMBLE LEASING DATA

Leasing Data. This Preamble contains all of the factual data and the business terms that apply to provisions of this Sublease. These terms are set forth in this Preamble for ease of reference. For example, although the Base Rent is specified in this Preamble, Article 4 hereof contains the operative provisions of the Sublease regarding the payment of Base Rent. Whenever any item contained in this Preamble is more specifically described in a subsequent Section of the Sublease, the more specific description will control.

A.	The “Building” is the building in which the Subleased Premises are located and is commonly known as 78 Blanchard Road, Burlington, MA 01803.

B.	The “Subleased Premises” is located on the third floor of the Building, as more particularly depicted on Exhibit A attached hereto.

C.	The “Rentable Square Footage” of the Subleased Premises is approximately 6,138 rentable square feet.

D.

The “Lease” shall mean that certain agreement of lease, dated November 10, 2014 between Blanchard Group LLC (“Landlord”) and Sublandlord, pursuant to which certain premises in the Building, as more particularly described in the Lease, are leased and demised by Landlord to Sublandlord, a copy of which (from which certain terms which Sublandlord represents and warrants, do not relate to Subtenant’s obligations hereunder, have been redacted) is attached hereto as Exhibit B and made a part hereof.

E.

The “Commencement Date” shall be the later date of (a) November 1, 2021, (b) the date the Landlord Consent to this Sublease is obtained as provided in Section 21 hereof, and (c) the date that Sublandlord relocates to the Replacement Premises (as defined below), subject to the termination rights described in Section 22 hereof.

F.

The “Expiration Date” shall be November 20, 2024 or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Sublease or pursuant to law.

G.	The “Term” shall be a period of three (3) years and twenty (20) days, commencing on the Commencement Date and ending on the Expiration Date.

H.	The “Permitted Uses” shall mean such uses as are permitted pursuant to the Lease.

I.	“Security Deposit” shall mean the amount of $34,270.50 as further described in Article 5 hereof.

J.

The “Base Rent” shall mean $33.50/RSF for the initial twelve (12) months of the Term, and thereafter the Base Rent will be increased by $1.00 on each anniversary date of the Commencement Date for the remainder of the Term.

K.	“Initial Amount” shall mean the sum of $17,135.25, which sum shall be credited against the first monthly installment(s) of Base Rent becoming due and payable under this Sublease.

L.

“Additional Rent” shall mean all sums other than Base Rent payable by Subtenant to Sublandlord under this Sublease, and together with Base Rent, “Rent”. Additional Rent shall include, without limitation, any and all amounts payable by Sublandlord to Landlord under the Lease pursuant to the provisions thereof other than base rent owed by Sublandlord to Landlord thereunder; provided, however, that the Tax Base shall be adjusted to the Taxes for Tax Year 2022 and the Base Operating Expenses shall be adjusted to the Operating Expenses for Operating Year 2021 for purposes of determining Tenant’s share of Taxes and Operating Expenses.

M.	“Subtenant’s Proportionate Share” shall mean 5.42%, or such other percentage of Base Operating Expenses and Taxes then paid by Sublandlord.

N.	“Operating Expenses” shall mean all operating expenses payable by Sublandlord to Landlord under the Lease pursuant to the provisions thereof.

O.	“Taxes” shall mean all real estate taxes payable by Sublandlord to Landlord under the Lease pursuant to the provisions thereof.

P.	Capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Q.	“Excluded Sections of the Lease” shall mean Sections 2.4 and 13.26 of the Lease.

R.	EXHIBITS AND SCHEDULES:

EXHIBIT A – Subleased Premises EXHIBIT B – Copy of Lease EXHIBIT C – Landlord Consent EXHIBIT D – Excluded Equipment

LEASE PROVISIONS

1.

Subleased Premises. Subject to (a) the covenants, agreements, terms, provisions and conditions of this Sublease for the term hereinafter stated and (b) the covenants, agreements, terms, provisions and conditions of the Lease, as modified by this Sublease, Sublandlord, for and in consideration of the rent hereinafter reserved and payable by Subtenant and the covenants and agreements to be kept and performed hereunder by Subtenant, does hereby sublease and demise to Subtenant, and Subtenant does hereby hire and take from Sublandlord, the Subleased Premises.

2.	Term. The Term shall be for the Term set forth in Section G of the Preamble above, unless sooner terminated under the terms and conditions of this Sublease.

3.

Permitted Uses. Subtenant shall use and occupy the Subleased Premises for the Permitted Uses only. Sublandlord makes no representations or warranties to Subtenant as to the suitability of the Subleased Premises for the Permitted Uses.

4.	Base Rent and Additional Rent.

(a)Subtenant shall pay to Sublandlord at such place or method as Sublandlord may designate, (i) Base Rent (and any Additional Rent, as applicable), by the first (1st) day of each calendar month during the Term, without demand by Sublandlord, and (ii) any other Additional Rent and other sums and charges by the fifteenth (15th) day after Subtenant receives a written statement therefor. Notwithstanding anything to the contrary contained herein, Subtenant shall pay to Sublandlord, on the execution of this Sublease, the Initial Amount, which sum shall be credited against the first monthly installment(s) of Base Rent becoming due and payable under this Sublease. Any delay or failure of Sublandlord in billing for any Additional Rent hereunder shall not constitute a waiver of, or in any way impair, the continuing obligation of Subtenant to pay Additional Rent.

(b)The utilities for the Subleased Premises are currently separately metered. Beginning on the Commencement Date, Subtenant shall place all separately metered utilities in Subtenant’s name and pay all charges for all separately billed gas, electricity, telephone and other utility services used, rendered or supplied upon or in connection with the Subleased Premises and shall indemnify Sublandlord and Landlord against liability or damage on such account. The costs of any utilities related to the Subleased Premises which are not separately metered shall be the responsibility of the Subtenant and will be billed to Subtenant by Sublandlord.

(c)In addition to Base Rent, it is understood and agreed that Subtenant shall also pay to Sublandlord as Additional Rent Subtenant’s Proportionate Share of all Operating Expenses and Taxes which Sublandlord is obligated to pay to Landlord pursuant to the Lease.

(d)The mechanics for the billing by Sublandlord to Subtenant, and the payment by Subtenant to Sublandlord of the Additional Rent, shall be the same as the billing by Landlord to Sublandlord, appropriately adapted. Upon request by Subtenant, Sublandlord shall make available to Subtenant any documentation provided by Landlord to the extent the same relates to the calculation and billing of Additional Rent hereunder.

(e)Subtenant does hereby covenant and agree to pay the Base Rent, Additional Rent and other sums or charges which may become due and payable hereunder, as and when the same shall become due and payable, without any set-off or deduction whatsoever, and to keep and perform, and to permit no violation of, each and every of the covenants, agreements, terms, provisions and conditions herein contained on the part and on behalf of Subtenant to be kept and performed.

(f)If, by reason of any of the provisions of this Sublease, the term of this Sublease shall commence (or any due date for payment of Base Rent, Additional Rent and other sums and charges shall occur) on any day other than the first day of a calendar month or end on any day other than the last day of a calendar month, Base Rent and Additional Rent (if applicable) for such calendar month shall be prorated.

(g)If Subtenant shall fail to pay any installment of Base Rent or any Additional Rent or other charges when first due hereunder, interest shall accrue thereon at the greater of (i) the annual rate of four (4) percentage points over the then prime interest rate being charged from time to time by Citibank, N.A. to its corporate customers from and after the date on which any such sum was first due and payable hereunder, beyond the expiration of any applicable grace periods (ii) the interest rate paid by the Sublandlord in accordance with Section 12.3 of the Lease, but in no event shall such rate exceed the maximum rate permitted by law, and such interest shall be deemed to accrue as Additional Rent hereunder and shall be paid to Sublandlord upon demand made from time to time.

(h)Subtenant shall pay all rent or occupancy taxes due in respect of this Sublease during the term hereof (if applicable).

5.

Security Deposit. Subtenant shall deposit with Sublandlord upon the execution of this Sublease a cash security deposit (the “Security Deposit”) in the amount set forth in Section I of the Preamble above as security for the faithful performance and observance by Subtenant of the terms, conditions, covenants and provisions of this Sublease, including without limitation the surrender of possession of the Subleased Premises to Sublandlord as herein provided. The Security Deposit is not required to be held by Sublandlord in a segregated account and any interest earned on the Security Deposit shall be the exclusive property of Sublandlord. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Subtenant without the prior written consent of Sublandlord, which consent may be withheld or conditioned in Sublandlord’s sole discretion, and any such act on the part of Subtenant without Sublandlord’s prior written consent shall be without force and effect and shall not be binding upon Sublandlord. If any item of Base Rent or Additional Rent herein reserved or any other sum payable by Subtenant to Sublandlord shall be overdue and unpaid, after notice and the expiration of any applicable cure period, or if Sublandlord shall make payments on behalf of Subtenant in accordance with the provisions of this Sublease or if Subtenant fails to perform any of the terms and conditions of this Sublease, after notice and the expiration of any applicable cure period, then Sublandlord may, at its sole option and without prejudice to any other remedy which Sublandlord may have on account thereof, appropriate and apply the Security Deposit (or so much thereof as may be necessary) to compensate Sublandlord toward the payment of Base Rent, Additional Rent or any other sum payable by Subtenant to Sublandlord or loss or damage sustained by Sublandlord due to such breach on the part of Subtenant, as the case may be, and Subtenant shall, within five (5) calendar days after written demand therefor, restore the Security Deposit to the original sum deposited. The Security Deposit, or such amount that is remaining, shall be returned in full to Subtenant at the end of the term of this Sublease when Subtenant has surrendered possession of the Subleased Premises to Sublandlord in accordance with the terms and conditions contained herein. In the event of bankruptcy or other creditor-debtor proceedings against Subtenant, the Security Deposit shall be deemed to be applied first to the payment of Base Rent, Additional Rent and other charges due Sublandlord for all periods prior to the filing of such proceedings. The Security Deposit shall not constitute liquidated damages. Sublandlord, and its successors and assigns, may deliver the Security Deposit to any purchaser of Sublandlord’s interest in the Subleased Premises in the event that Sublandlord’s interest is sold, and thereupon Sublandlord shall be discharged from any further liability with respect to the Security Deposit, and Subtenant shall look solely to such purchaser for the return of the Security Deposit.

6.

Subordination. This Sublease is subject and subordinate to the Lease and to all superior leases and superior mortgages (as such terms are defined in the Lease) to which the Lease is subject and subordinate. Neither Subtenant nor Sublandlord shall (i) take any action inconsistent with the terms of the Lease, (ii) do or permit to be done anything prohibited under the Lease or (iii) take any action or do or permit anything which would result in any additional cost or expense or other liability being incurred by the other party under the provisions of the Lease. This section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Subtenant shall execute promptly any certificate that Sublandlord may reasonably request. In addition, Subtenant acknowledges that this Sublease and its rights hereunder are subject and subordinate to all matters, including, without limitation, liens, encumbrances, easements, covenants and restrictions which currently affect the Building and/or the Subleased Premises.

7.

Incorporation of Lease. Except to the extent that they are inapplicable to, or are deleted or modified by the terms of this Sublease, all of the covenants, agreements, terms, provisions and conditions of the Lease are hereby incorporated in and made a part of this Sublease and shall be binding upon the parties hereto except as otherwise provided in this Sublease and such rights and obligations as are contained in the Lease are hereby imposed upon the respective parties hereto, the Sublandlord herein being substituted for the landlord named in the Lease, the Subtenant herein being substituted for the tenant named in the Lease and, where applicable, the term Sublease being substituted for the term Lease. Except as otherwise specifically provided herein, all acts and obligations to be performed and all of the terms and conditions to be observed by Sublandlord as tenant under the Lease shall be performed and observed by Subtenant, and Subtenant's obligations shall run to Sublandlord and Landlord as Sublandlord may determine to be appropriate or required by the respective interests of Sublandlord and Landlord. Subtenant shall not in any event have any rights in respect of the Subleased Premises greater than Sublandlord’s rights under the Lease, and, notwithstanding any provision to the contrary, as to obligations contained in this Sublease by the incorporation by reference of the provisions of the Lease, Sublandlord shall not be required to make any payment or perform any obligation, and Sublandlord shall have no liability to Subtenant for any matter whatsoever, except for Sublandlord’s obligation to pay the rent and additional rent due under the Lease and for Sublandlord’s obligation to use reasonable efforts, upon request of Subtenant, but at the sole cost and expense of Subtenant, to cause Landlord to observe and/or perform its obligations under the Lease, provided that in the event that Subtenant determines in good faith that Landlord has not performed its obligations under the Lease, including, but not limited to, the provision of Building services described in the Lease, then upon receipt of written notice from Subtenant, Sublandlord shall be obligated to use its commercially reasonable efforts to cause such breaches, defaults or failures of Landlord under the Lease to be resolved or otherwise settled to Subtenant’s reasonable satisfaction; provided, further however, that Sublandlord shall not have any obligation to commence litigation or other dispute resolution proceedings to cause Landlord to comply with the Lease unless Subtenant cannot do so in its own name, in which event Sublandlord shall do so at Subtenant’s expense. Except to the extent due to the intentional misconduct or gross negligence of Sublandlord, Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air-conditioning, water and electric service; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any: (i) abatement, diminution or reduction of Subtenant’s obligations under this Sublease, (ii) constructive eviction, whether in whole or in part, or (iii) liability on the part of Sublandlord. In the event that any term and/or condition of this Sublease shall conflict with, or be inconsistent with, any term and/or condition of the Lease (other than those terms and conditions that are specifically modified under this Sublease), or if exercised hereunder would constitute a default under, or breach of, the Lease, this Sublease shall be deemed amended to comply, or be consistent with, the Lease. The foregoing notwithstanding, if any breach of the Lease shall entitle Sublandlord to assert claims for an abatement of rent for constructive eviction or otherwise, then such abatement shall (if legally possible) accrue in favor of Subtenant. If Sublandlord shall be entitled to an abatement rent or other claims arising from fire or other casualty, then Subtenant shall have the same claims. Further notwithstanding anything in this Sublease or the Lease to the contrary, Subtenant shall have no obligations for, or any liability with respect to, (x) any acts or omissions of Sublandlord under the Lease, or conditions pertaining to the Subleased Premises, first arising or accruing prior to the Commencement Date, (y) any Sublandlord breaches under the Lease, or (iii) any Sublandlord negligence or willful misconduct.

8.	Modifications to Incorporated Terms of Lease. For the purposes of this Sublease, the incorporated terms of the Lease are subject to the following modifications:

(a)Subtenant agrees that, notwithstanding anything to the contrary in this Sublease or in the Lease (including, without limitation, the incorporation by reference language contained in this Sublease), (i) Sublandlord shall not be required to provide any of the services, make any of the repairs, improvements or restorations, or perform any of the other obligations that Landlord has agreed to provide or make or cause to be provided or made under the provisions of the Lease, including, without limitation, repairs, utilities and cleaning (any such services, repairs, improvements, restorations or other obligations being hereinafter collectively referred to as "Landlord Services"), and (ii) Landlord shall not be required, under the terms of the Lease, this Sublease and any consent to this Sublease, to provide directly to Subtenant any Landlord Services; provided, however, that upon the reasonable request of Subtenant, Sublandlord agrees to request, in Sublandlord's name, for Landlord to provide any Landlord Services which Subtenant shall desire, any additional charge for which shall be paid by Subtenant to Sublandlord as Additional Rent hereunder.

(b)The parties hereto agree that the time limits set forth in the Lease for the giving of notices to Subtenant, or the making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, by Subtenant shall be modified for the purposes of this Sublease, by shortening the same in each instance with respect to Subtenant by three (3) days; provided, however, in the event (i) such notices, demands or other actions depend upon the receipt by Sublandlord of a written notice from Landlord and (ii) Sublandlord promptly notifies Subtenant after receipt of Landlord's notice, such time limits may be further shortened to require Subtenant to perform any act or remedy or any condition at least three (3) business days prior to the expiration of the time limit within which Sublandlord must perform under the terms of the Lease. Such time limits set forth in the Lease relating to activities of Landlord shall be modified for purposes of this Sublease by lengthening same in each instance with respect to Sublandlord by three (3) business days. Subtenant shall, no later than three (3) business days after receipt thereof, give to Sublandlord a copy of any notice, demand or other communication received from Landlord relating to the Subleased Premises.

(c)Whenever the consent or approval of Sublandlord shall be required pursuant to the provisions of this Sublease, including the Lease, such requirement shall be deemed to mean the consent or approval of Sublandlord and Landlord. If Landlord, for any reason whatsoever, shall fail to grant its consent or approval to anything or matter, Sublandlord shall not be required to grant its consent or approval. If Landlord grants its consent or approval to anything or matter, Sublandlord shall not unreasonably withhold, condition or delay its consent to same. Sublandlord shall promptly forward to Landlord any requests made by Subtenant for Landlord's consent.

(d)Subtenant agrees that (i) any indemnities, waivers or releases contained in the Lease shall run to both Sublandlord and Landlord, and (ii) any certificates to be delivered under the Lease shall name both Sublandlord and Landlord.

(e)For the purposes of this Sublease, the Lease shall be further deemed modified as follows: the Excluded Sections of the Lease shall not be deemed applicable to this Sublease.

9.

Insurance. Subtenant, at Subtenant’s sole cost and expense, shall maintain all of the insurance coverages required to be maintained by Sublandlord under the Lease and otherwise comply with the provisions of the Lease with respect to insurance.

10.	Default by Subtenant; Sublandlord’s Right to Cure.

(a)In the event that Subtenant shall be in default of any covenant, term or condition of, or shall fail to honor any obligation under, this Sublease, on giving the notice required under the Lease (as such notice requirement is modified pursuant to Section 8(b) hereof) and subject to the right, if any, of Subtenant to cure such default as may be provided Sublandlord in the Lease (as such right is modified pursuant to Section 8(b) hereof), shall have available to it all of the remedies available to Landlord under the Lease had Sublandlord caused the corresponding default or failure to occur under the Lease. Such remedies shall be in addition to all other remedies available to Sublandlord at law or in equity. In addition to and without limiting Sublandlord’s rights and remedies as set forth herein, in the event Subtenant shall be in default in the payment of Base Rent or Additional Rent and shall remain in default for a period of ten (10) days, Sublandlord shall have the right to offset the full amount owed from any other payment owed by Sublandlord to Subtenant (or to any owner of Subtenant) pursuant to this Sublease or to any other arrangement between Sublandlord and Subtenant or Subtenant’s owner(s), as applicable.

(b)If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder, then Sublandlord shall have the right, but not the obligation, after ten (10) days’ notice to Subtenant, or without notice to Subtenant in the case of any emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublandlord shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys and incur and pay reasonable attorneys’ fees. Subtenant shall pay to Sublandlord upon demand all sums so paid by Sublandlord and all incidental costs and expenses of Sublandlord in connection therewith, together with interest thereon at the rate of twelve percent (12%) per annum or any part thereof or the then maximum rate of interest which may lawfully be collected from Subtenant, whichever shall be less, from the date of the making of such expenditures.

11.

Indemnification. Subtenant hereby indemnifies and holds harmless Sublandlord and Landlord, against and from any and all liabilities, obligations, damages, penalties, claims, costs and expenses, including, without limitation, reasonable attorneys' fees, disbursements and court costs, which Sublandlord or Landlord may incur or pay out (other than those caused by the negligence or willful misconduct of Sublandlord or Landlord) by reason of (i) any injuries to persons or damage to property occurring in the Subleased Premises and relating to Subtenant's operations; (ii) any breach or default by Subtenant, its partners, agents, contractors, employees, invitees or licensees of any covenant, agreement, term, provision or condition of this Sublease or the Lease; (iii) any work done in or to the Subleased Premises by Subtenant or its employees, agents or contractors ; (iv) any act of negligence of Subtenant, its partners, agents, contractors, employees, invitees or licensees or (v) the conduct of Subtenant's business in, or use and occupancy of, the Subleased Premises. In case any action or proceeding is brought against Sublandlord or Landlord by reason of any such claim, Subtenant, upon written notice from Sublandlord or

Landlord, will, at Subtenant's expense, resist or defend such action or proceeding by counsel approved by Sublandlord, which approval shall not be unreasonably withheld, conditioned or delayed. Sublandlord hereby indemnifies and holds harmless Subtenant against and from any and all liabilities, obligations, damages, penalties, claims, costs and expenses, including, without limitation, reasonable attorneys' fees, disbursements and court costs, which Subtenant may incur or pay out (other than those caused by the negligence or willful misconduct of Subtenant) by reason of (i) the negligence or willful misconduct of Sublandlord or (ii) any breach or default by Subtenant, its partners, agents, contractors, employees, invitees or licensees of any covenant, agreement, term, provision or condition of this Sublease or the Lease. In case any action or proceeding is brought against Subtenant by reason of any such claim, Sublandlord, upon written notice from Subtenant, will, at Sublandlord’s expense, resist or defend such action or proceeding by counsel approved by Subtenant, which approval shall not be unreasonably withheld, conditioned or delayed. The provisions of this paragraph shall survive the expiration or earlier termination of the term of this Sublease.

12.	Condition of the Subleased Premises.

(a)Subtenant acknowledges that it has examined and inspected the Subleased Premises and is fully familiar with the physical condition thereof and agrees to take possession of the Subleased Premises in their then "as is" condition. Sublandlord has not made, and does not make, any representations or warranties as to the physical condition of the Subleased Premises and shall have no obligation whatsoever to alter, improve, decorate or otherwise prepare the Subleased Premises for Subtenant's occupancy except as otherwise as expressly provided in this Sublease. Subtenant agrees to maintain and keep in good working order and repair the Subleased Premises in accordance with the terms and conditions of the Lease and this Sublease, and further agrees that at the expiration or earlier termination of the term of this Sublease, Subtenant will, at Subtenant's expense, return the Subleased Premises broom clean and in the condition required by the terms and conditions of the Lease and this Sublease, normal wear and tear and damage arising from casualty excepted.

(b)Subtenant shall not make or cause, suffer or permit the making of any alteration, addition, change, replacement, installation or addition to the Subleased Premises without Sublandlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (provided that Subtenant obtains the consent of Landlord and Subtenant has complied with all terms and conditions of the Lease pertaining thereto), and without Landlord’s consent as required under the Lease. Subtenant will promptly repair any damage to the Subleased Premises, or to the Building caused by any alterations, additions or improvements of the Subleased Premises by Subtenant. At the completion of the Term, Subtenant shall not be required to remove any alterations, additions, changes, replacements, installations or additions to the Subleased Premises made during the Sublease Term with the consent of Sublandlord and Landlord and restore the condition of the Subleased Premises to the condition existing as of the Commencement Date, reasonable wear and tear excepted, unless Sublandlord and/or Landlord has notified Subtenant at the time of granting consent to such alterations, additions or improvements that Subtenant would be required to remove the same upon the expiration or earlier termination of this Sublease.

(c)Subtenant shall not cause, direct, suffer or permit Subtenant or any of its agents, contractors, employees, licensees or invitees (collectively, “Subtenant’s Parties”), to use, handle, manufacture, store or dispose of in or about the Subleased Premises or the Building any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives.

(d)The existing furniture, fixtures and equipment currently servicing the Premises shall be available for Subtenant’s use during the Term; provided, however, that prior to the commencement of the Term, the existing furniture, fixtures and equipment listed on Exhibit D shall be removed by Sublandlord (the “Excluded Equipment”). Provided that during the Term Subtenant is not in default of the Sublease beyond all applicable notice and cure periods, Subtenant shall be entitled to retain the existing furniture, fixtures and equipment currently servicing the Premises (excluding the Excluded Equipment) following the expiration or earlier termination of this Lease. During the Term, Subtenant shall be responsible for and assume all maintenance obligations remaining with respect to the copy machines located in the Subleased

Premises.

(e)Subtenant shall be solely responsible for its telecommunications installation and cost, including without any limitation, installation of any key card access and security systems required by Subtenant, subject to Section 12(b) above.

(f)Subject to Landlord’s approval, Subtenant may install, at Subtenant’s sole cost and expense, letters or numerals at or near the entryway to the Subleased Premises. All such letters or numerals shall be in accordance with the criteria established by the Landlord for the Building.

13.

Assignment/Subletting. Subtenant shall not, by operation of law or otherwise, assign, sell, mortgage, pledge or in any manner transfer or assign this Sublease or any interest therein, transfer direct or indirect control of Subtenant, or sublet all or any portion of the Subleased Premises, without Sublandlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (provided that Subtenant obtains the consent of Landlord and Subtenant has complied with all terms and conditions of the Lease pertaining thereto). In the event Sublandlord and Landlord consent to any assignment of this Sublease, the assignee shall execute and deliver to Sublandlord an agreement in form and substance satisfactory to Sublandlord whereby the assignee shall assume all of Subtenant’s obligations under this Sublease. Notwithstanding any assignment or subletting, including, without limitation, any assignment or subletting consented to, the original Subtenant named herein and any other person(s) who at any time was or were Subtenant shall remain fully liable on this Sublease. Subject to the obligations set forth in the Lease, notwithstanding the foregoing, Subtenant shall have the right to assign or sublease the Subleased Premises without Sublandlord’s consent provided that Subtenant complies with the terms and conditions of Section 5.3.3 of the Lease.

14.	Status of Lease.

(a)Sublandlord represents that on the Commencement Date the Lease will be in full force and effect, and Sublandlord shall not be in default thereunder beyond the expiration of any applicable grace period, and will be so maintained thereafter with respect to Sublandlord’s performance thereunder, including the performance by Sublandlord of all the covenants, agreements, terms, provisions and conditions to be performed by it under the Lease, so that Subtenant, if and so long as it shall fully perform all the covenants, agreements, terms, provisions and conditions of this Sublease on its part to be performed and is not in default hereunder in any way, shall have quiet possession of the Subleased Premises, insofar as that depends on Sublandlord’s full performance and observance of the covenants, agreements, terms, provisions and conditions on its part to be performed and observed under the Lease.

(b)Sublandlord may not modify the Lease in any manner which would adversely affect Subtenant's rights under this Sublease without Subtenant's prior written consent; provided, however, if modification is required pursuant to the terms of the Lease, Subtenant's consent shall not be required.

(c)In the event that the term of the Lease is terminated prior to the Expiration Date for any reason other than (i) Sublandlord's breach of the terms of Section 14(a) of this Sublease, or (ii) the voluntary act of Sublandlord, this Sublease shall thereupon be terminated and Sublandlord shall not be liable to Subtenant by reason thereof, in which event any Base Rent or Additional Rent due hereunder shall be prorated to such termination date.

(d)Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and Landlord.

(e)Sublandlord shall, promptly following receipt thereof, deliver to Subtenant a copy of any and all notices received by Sublandlord from Landlord which would have any material effect upon the Premises or this Sublease.

15.

Brokerage. Subtenant and Sublandlord each represents and warrants to the other that no broker or other person had any part, or was instrumental in any way, in bringing about this Sublease, other than 128 CRE representing Sublandlord and Savills representing Subtenant, the cost of which shall be paid by Sublandlord. Subtenant and Sublandlord each agrees to indemnify, defend and hold the other harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees, disbursements and court costs) resulting from any claims that may be made by any broker (licensed or otherwise) or other person in violation of such representations and warranties. The provisions of this Section 15 shall survive the expiration or earlier termination of the term of this Sublease.

16.

Notices. All notices and other communications ("Notices") which are required or desired to be given by either party to the other hereunder shall be in writing and shall be personally delivered with receipt acknowledged, or sent by registered or certified mail, postage prepaid, return receipt requested. Notices shall be deemed to have been given (i) on the date of acknowledgment of receipt or refusal thereof if transmitted by mail or (ii) on the date of receipt thereof if delivered personally. Notices shall be addressed as follows:

If to Sublandlord:If to Subtenant:

Corporate Technologies, Inc.Eledon Pharmaceuticals, Inc.

78 Blanchard Rd.19900 MacArthur Blvd., Suite 550

Suite 205Irvine, CA 92612

Burlington, MA 01803Attn: Legal Department Attn: Legal Department

17.

No Waivers. Failure by Sublandlord in any instance to insist upon the strict performance of any one or more of the obligations of Subtenant under this Sublease, or to exercise any election herein contained, shall in no manner be, or be deemed to be, a waiver by Sublandlord of any of Subtenant's defaults or breaches hereunder or of any of Sublandlord's rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of Subtenant's obligations hereunder. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount or manner of payment of Base Rent and Additional Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord's right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or equity.

18.

Cleaning. In accordance with the Lease, Landlord shall be responsible for the cleaning of the Subleased Premises, the containment of refuse, trash and rubbish and the removal of such refuse, trash and rubbish from the Subleased Premises.

19.

Access. Subject to the Lease and the Building’s Rules and Regulations, Subtenant shall have access to the Subleased Premises at all times. Sublandlord will have the right, upon forty-eight (48) hours’ prior notice and during regular business hours, to inspect the Subleased Premises to assure Subtenant’s compliance with the use provisions and maintenance, repair and reconstruction obligations of Subtenant under this Sublease, the Lease and all applicable laws, ordinances, codes, rules and regulations.

20.

Parking. Subtenant shall be entitled to the non-exclusive use of three (3) parking spaces per 1,000 RSF leased by Subtenant for parking of Subtenant’s automobiles and those of its employees and visitors, subject to any rules and regulations relating to parking established by the Landlord. Attached to the Lease as Exhibit B, and incorporated herein by this reference are the rule and regulations for the Building (as they may be reasonably amended from time to time by Landlord, the “Rules and Regulations”). Subtenant acknowledge and agree that Subtenant’s parking rights under this Sublease are in common with all other tenants of the Building.

21.	Miscellaneous.

(a)This Sublease embodies and constitutes the entire understanding between the parties hereto with respect to the transaction contemplated herein, and all prior agreements, understandings and statements, oral or written, are merged into this Sublease. Neither this Sublease nor any provision hereof can be waived, changed or terminated orally or in any manner other than by a written agreement executed by both parties. This Sublease shall not be binding, or evidence any understanding or agreement, until signed by both parties hereto.

(b)If any provision of this Sublease shall be invalid or unenforceable as against any person or under certain circumstances, the remainder of this Sublease and the applicability of such provision to other persons or circumstances shall not be affected thereby and each provision of this Sublease shall, except as otherwise herein provided, be valid and enforced to the fullest extent permitted by law.

(c)The provisions of this Sublease shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and (in the case of Subtenant, permitted) assigns.

(d)The term “Sublandlord” as used in this Sublease shall mean only the Sublandlord named herein, so that in the event of any assignment of the Lease, the Sublandlord named herein shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Sublandlord hereunder and the assignee shall be deemed to have assumed the same and it shall be deemed and construed without further agreement between the parties or their successors-in-interest that the assignee of the Lease has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Sublandlord hereunder arising from and after the assignment.

(e)Notwithstanding anything to the contrary contained herein, Sublandlord and Subtenant each is responsible for payment of their respective legal fees in connection with the negotiation and preparation of this Sublease.

(f)This Sublease shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

(g)The captions in this Sublease are for convenience of reference only and in no way define, describe or limit the scope or intent of this Sublease or any of the provisions hereof.

(h)This Sublease may be executed in one or more counterparts, each of which, when taken together, shall be deemed an original.

22.	Condition Precedent.

(a)The effectiveness of this Sublease is conditioned upon and subject to the receipt by Sublandlord and Subtenant from Landlord of the Landlord Consent to this Sublease, a copy of which shall be attached hereto and incorporated herein as Exhibit C. Any administrative fees or other expenses required to be paid to, or for Landlord in connection with the submission of this Sublease for Landlord’s consent shall be paid by Sublandlord. Sublandlord shall not be subject to any liability, the validity of this Sublease shall not be impaired and the term of this Sublease shall not be extended by any delay in receipt of the Landlord Consent; provided, however, if such Landlord Consent shall not have been received on or before the date thirty (30) days after the date hereof, for any reason whatsoever, then either party hereto shall have the right, upon written notice to the other given prior to Landlord’s granting of the Landlord Consent, to terminate this Sublease, whereupon Sublandlord shall return to Subtenant the Initial Amount and the Security Deposit and thereafter neither party hereto shall have any further obligation in connection herewith. Sublandlord agrees to use its commercially reasonable efforts to obtain the Landlord Consent.

(b)The effectiveness of this Sublease is conditioned upon and subject to Sublandlord relocating to a replacement premises (the “Replacement Premises”) satisfactory to Sublandlord in its sole and absolute discretion. Sublandlord shall not be subject to any liability, the validity of this Sublease shall not be impaired and the term of this Sublease shall not be extended by any delay in identifying and relocating to the Replacement Premises; provided, however, if such Sublandlord has not identified a Replacement Premises on or before November 30, 2021, then either party hereto shall have the right, upon written notice to the other given, to terminate this Sublease, whereupon Sublandlord shall return to Subtenant the Initial Amount and the Security Deposit and thereafter neither party hereto shall have any further obligation in connection herewith. Sublandlord agrees to use its commercially reasonable efforts to locate the Replacement Premises.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first written above.

SUBLANDLORD:

CORPORATE TECHNOLOGIES, INC.

By:	/s/ Harry A Kasparian
Name: Harry A Kasparian
Title: CEO

SUBTENANT:

ELEDON PHARMACEUTICALS, INC.

By:	/s/ Paul Little
Name: Paul Little
Title: CFO

Exhibit A

Subleased Premises

Exhibit B

Copy of Lease